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                          Huddleston & Co., Letterhead

                                 June 11, 1999

           CONSENT OF INDEPENDENT PETROLEUM AND GEOLOGICAL ENGINEERS

The undersigned hereby consents to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our reserve reports relating to the oil and gas reserves of Callon Petroleum Company at December 31, 1998, and June 1, 1999. We also consent to the references to us under the heading "Experts" and elsewhere in such Prospectus.

                                            HUDDLESTON & CO., INC.

                                            Peter D. Huddleston, P.E.
                                            Peter D. Huddleston, P.E.
                                            President

PDH:smr